HCMC ANNOUNCES SALE OF $5,000,000 OF PREFERRED STOCK; CONVERTIBLE INTO COMMON STOCK INITIALLY AT 150% PREMIUM TO COMPANY’S MOST RECENT CLOSING PRICE

HOLLYWOOD, FL, February 8, 2021 /GlobeNewswire/ -- Healthier Choices Management Corp. (OTC Pink: HCMC) (“HCMC” or the “Company”) announced today an equity capital raise through the sale in a private placement of $5,000,000 of its Series D preferred stock to certain institutional investors. The Series D preferred stock is convertible into HCMC common stock at an initial conversion price of $0.0024, a 150% premium to its last market closing price on Friday, February 5, 2021, of $0.0016. The conversion price is subject to certain downward adjustments, including when the conversion shares are registered for resale or may be sold pursuant to Rule 144, as further described in the Company’s Form 8-K filed as of the date hereof.

“Led by our largest single long-term investor, HCMC has received an equity investment from a group of institutional investors, with the convertible preferred stock being issued with an initial conversion price of $0.0024, a 150% premium to our last market close. This show of confidence in the company’s fundamentals, IP assets and prospects moving forward is inspiring” said Jeff Holman, CEO of HCMC.

Mr. Holman concluded, “We remain committed to enforcing our intellectual property rights in the form of our patents against all infringers. This again applies to the tobacco industry, as well as the cannabis industry.”
About Healthier Choices Management Corp.
Healthier Choices Management Corp. (www.healthiercmc.com) is a holding company focused on providing consumers with healthier daily choices with respect to nutrition and other lifestyle alternatives. Through its wholly owned subsidiary HCMC Intellectual Property Holdings, LLC, the Company manages and intends to expand on its intellectual property portfolio. The Company currently operates nine retail vape stores in the Southeast region of the United States, through which it offers e-liquids, vaporizers and related products. The Company also operates Ada’s Natural Market, a natural and organic grocery store, through its wholly owned subsidiary Healthy Choice Markets, Inc. and Paradise Health and Nutrition, stores that offer fresh produce, bulk foods, vitamins and supplements, packaged groceries, meat and seafood, deli, baked goods, dairy products, frozen foods, health & beauty products and natural household items through its wholly owned subsidiary Healthy Choice Markets 2, LLC. The Company also sells vitamins and supplements on the Amazon.com marketplace through its wholly owned subsidiary Healthy U Wholesale, Inc. The Company markets its Q-Cup™ technology under the vape segment. This patented technology is based on a small, quartz cup called the Q-Cup™, which a customer can purchase already filled by a third party in some regions, or can partially fill themselves with either cannabis or CBD concentrate (approximately 50mg), also purchased from a third party. The Q-Cup™ can then be inserted into the patented Q-Unit™, which heats the cup from the outside without coming in direct contact with the solid concentrate. This Q-Cup™ and Q-Unit™ technology provides significantly more efficiency and an “on the go” solution for consumers who prefer to vape concentrates either medicinally or recreationally. The Q-Cup™ can also be used in other devices as a convenient micro-dosing system.
Forward Looking Statements.

This press release contains forward looking statements within the meaning of that term in the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). Additional written or oral forward looking statements may be made by the Company from time to time in filings with the Securities and Exchange Commission (SEC) or otherwise. Statements contained in this press release that are not historical facts are forward looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and are based on management's estimates, assumptions and projections and are not guarantees of future performance. The Company assumes no obligation to update these statements. Forward looking statements may include, but are not limited to, projections or estimates of revenue, income or loss, exit costs, cash flow needs and capital expenditures, statements regarding future operations, expansion or restructuring plans, including our recent exit from and winding down of our wholesale distribution operations. In addition, when used in this release, the words "anticipates," "believes," "estimates," "expects," "intends," and "plans" and variations thereof and similar expressions are intended to identify forward looking statements.
Factors that may affect our future results of operations and financial condition include, but are not limited to, fluctuations in demand for our products, the introduction of new products, our ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of our liquidity and financial strength to support its growth, and other information that may be detailed from time-to-time in our filings with the SEC.
Contact Information:
Healthier Choices Management Corp.
3800 North 28th Way, #1
Hollywood, FL 33020
Office: 305-600-5004 / Fax: 954-272-7773